UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	January 6, 2017

REGI U.S., INC.
(Exact name of registrant as specified in its charter)

Oregon	000-23920	91-1580146
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 10 - 7520 N. Market St., Spokane, WA	99217
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(253) 514-6114

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

On January 6, 2017, our company held an annual and special meeting of stockholders to elect our directors and approve an amendment to our articles. 502 shareholders were represented in person or by proxy at the meeting, representing an aggregate of 24,675,074 (75.27%) shares of common stock present at the meeting.

The following motions were passed at our meeting:

1.	election of Paul Chute as a director (For – 17,741,154/Against – 32,851/Abstain – 86,298)

2.	election of Paul Porter as a director (For – 17,000,896/Against – 778,951/Abstain – 81,456)

3.	election of Jina Liu as a director (For – 16,937,954/Against – 885,051/Abstain – 38,298)

4.	election of Shaojun Zhang as a director (For – 16,938,204/Against – 889,301/Abstain – 33,798)

5.	election of Susanne Robertson as a director (For – 16,439,862/Against – 1,150,285/Abstain – 271,156)

6.	Amendment to our company’s articles to increase our authorized share capital (For – 22,659,313/Against – 1,934,832/Abstain – 80,929)

Item 9.01	Financial Statements and Exhibits

3.1	Certificate of Amendment filed with the Nevada Secretary of State on January 25, 2017.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGI U.S., INC.

/s/“Paul W. Chute”
Paul W. Chute
President and Director

Date: January 31, 2017

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